Exhibit 99.1
Biodel Reports First Quarter Fiscal Year 2009 Financial Results and Clinical Update
     — Data demonstrate bioequivalence of 100IU/cc liquid formulation of VIAject™
DANBURY, Conn., February 5, 2009 — Biodel Inc. (Nasdaq: BIOD) today reported financial results for the first quarter ended December 31, 2008 and provided an update on recent clinical findings with its lead product candidate, VIAject™.
First Quarter Fiscal Year 2009 Financial Results
Biodel reported a net loss for the quarter ended December 31, 2008 of $10.0 million, or $0.42 per share, as compared to a net loss of $11.0 million, or $0.55 per share, for the comparable period in the prior year.
Research and development expenses were $8.0 million for the three months ended December 31, 2008, compared to $7.5 million for the same period in the prior year. The increase in quarterly expenses was primarily due to costs related to commercial supply inventory, personnel, consultants and other research activities. Research and development expenses for the three months ended December 31, 2008 include $0.4 million in stock-based compensation expense related to options granted to employees and consultants.
General and administrative expenses totaled $2.3 million for the three months ended December 31, 2008, compared to $4.1 million for the same period in the prior year. The decrease was primarily attributable to one-time charges that occurred in the three months ended December 31, 2007 that consisted of a severance accrual of $1.2 million for our former chief financial officer and $0.4 million in share-based compensation for two newly appointed board members. General and administrative expenses for the three months ended December 31, 2008 include $0.8 million in stock-based compensation expense related to options granted to employees.
Biodel did not recognize any revenue during the first quarter of fiscal year 2009.
At the end of December 2008, Biodel had cash, cash equivalents and marketable securities of $81.1 million and 23.7 million shares outstanding.
Clinical Update
Biodel recently completed a single-dose bioequivalence study in 40-patients which demonstrated that the pre-mixed 100 IU/cc liquid formulation of VIAject is bioequivalent to the two-part 25 IU/cc lyophilized powder formulation of VIAject™ that was used in the company’s pivotal Phase 3 clinical trials.
The trial also compared the relative levels of injection site discomfort associated with the two formulations and found the 100 IU/cc formulation to be superior to the 25 IU/cc formulation of VIAject™. Each of the 40 patients in the trial received both the 25 IU/cc and 100 IU/cc formulation and was asked to compare the pain intensity upon injection of each formulation with the pain associated with the prandial insulin they normally use.
While 20% of the study subjects reported that the pain upon injection was “moderately” or “greatly” increased when injected with the 25 IU/cc formulation, only 5% of the subjects reported “moderately” more pain and no patients reported “greatly” more pain when injected with the 100 IU/cc formulation. Thirty percent of subjects receiving the 25 IU/cc formulation and 45% of subjects receiving the 100 IU/cc formulation reported no pain upon injection. The balance of the study subjects reported little to no difference in pain when comparing either the 25IU/cc or 100IU/cc formulation to the prandial insulin they normally use.
Based upon these findings, the pre-mixed 100 IU/cc liquid formulation of VIAject™ is now Biodel’s preferred insulin formulation for clinical development and eventual commercial sale since it is less expensive to produce and more convenient to use with currently available insulin syringes, pen injectors and pumps.
Conference Call and Webcast Information
Biodel’s senior management will host a conference call on February 5, 2009 beginning at 5pm Eastern Standard Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing 1-877- 857-6161 (United States) or 1- 719-325-4802 (international). To access the call by live audio webcast, please log on to the Investor section of the Company’s website at www.biodel.com. An archived version of the audio webcast will be available at Biodel’s website.
About Biodel Inc.
Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for endocrine disorders, such as diabetes and osteoporosis. Biodel’s product candidates are developed using VIAdelTM technology, which reformulates existing FDA-approved peptide drugs. For further information regarding Biodel, please visit the company’s website at www.Biodel.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to secure FDA approval for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel™ technology; the progress or success of our research, development and clinical programs, the initiation and completion of our clinical trials, the timing of the interim analyses and the timing or success of our product candidates, particularly VIAject™; our ability to secure additional patents for VIAject™ and our other product candidates; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our Annual Report on Form 10-K for the year ended September 30, 2008. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.
BIOD-G
Contact:
The Trout Group LLC
Seth D. Lewis, +1 617-583-1308

Biodel Inc.
(A Development Stage Company)
Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2008	2008
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$64,731	$62,949
Marketable securities, available for sale	25,552	18,163
Taxes receivable	1,988	1,985
Prepaid and other assets	1,130	912

Total current assets	93,401	84,009
Property and equipment, net	3,931	3,748
Intellectual property net	59	70
Other assets	120	—

Total assets	$97,511	$87,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$813	$70
Accrued expenses:
Clinical trial expenses	4,163	5,024
Payroll and related	1,420	439
Accounting and legal fees	509	438
Severance expense	268	234
Other	839	681
Income taxes payable	1,012	1,078

Total current liabilities	9,024	7,964

Commitments	—	—

Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 23,698,558 and 23,712,250 shares issued and outstanding	237	237
Additional paid-in capital	171,506	172,758
Accumulated other comprehensive income (loss)	(62)	86
Deficit accumulated during the development stage	(83,194)	(93,218)

Total stockholders’ equity	88,487	79,863

Total liabilities and stockholders’ equity	$97,511	$87,827

Biodel Inc.
(A Development Stage Company)
Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

			December 3, 2003
	Three months ended		(inception) to
	December 31,		December 31,
	2007	2008	2008
Revenue	$—	$—	$—
Operating expenses:
Research and development	7,543	8,035	65,761
General and administrative	4,133	2,281	27,932

Total operating expenses	11,676	10,316	93,693

Other (income) and expense:
Interest and other income	(672)	(242)	(5,345)
Interest expense	—	—	78
Loss on settlement of debt	—	—	627

Operating loss before tax provision (benefit)	(11,004)	(10,074)	(89,053)
Tax provision (benefit)	21	(50)	(895)

Net loss	(11,025)	(10,024)	(88,158)
Charge for accretion of beneficial conversion rights	—	—	(603)
Deemed dividend — warrants	—	—	(4,457)

Net loss applicable to common stockholders	$(11,025)	$(10,024)	$(93,218)

Net loss per share — basic and diluted	$(0.55)	$(0.42)

Weighted average shares outstanding — basic and diluted	20,198,829	23,706,148